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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 22, 2003

LUCENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11639	22-3408857

(Commission File Number)	(IRS Employer Identification No.)

600 Mountain Avenue,
Murray Hill, New Jersey	07974

(Address of principal executive offices)	(Zip Code)

(908) 582-8500
(Registrant’s telephone number)

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Item 5. Other Events and Required FD Disclosure.

Lucent Technologies has initiated the exchange of its 8% convertible preferred stock for 8% convertible subordinated debentures, which the company has the right to do under the terms of the preferred stock. Each share of preferred stock, which has an accreted liquidation preference of $1,000 per share, will be exchanged for $1,000 principal amount of convertible subordinated debentures. The exchange is scheduled to occur on November 24, 2003.

Item 12. Results of Operations and Financial Condition.

On October 22, 2003, Lucent Technologies Inc. issued the press release attached as Exhibit 99.1, reporting its results for its fourth quarter of fiscal 2003 and for its fiscal year ended September 30, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCENT TECHNOLOGIES INC.

Date: October 22, 2003
	By:	/s/ John A. Kritzmacher

	Title:	John A. Kritzmacher
	Name:	Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibits:

Exhibit 99.1	Press release, dated October 22, 2003, reporting results for Lucent Technologies Inc.’s fourth quarter of fiscal 2003 and for its fiscal year ended September 30, 2003.